Exhibit 4.1

SI INTERNATIONAL, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

BASIC PLAN DOCUMENT

September 2006

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I

DEFINITIONS		2
1.1	Account	2
1.2	Adoption Agreement	2
1.3	Beneficiary	2
1.4	Board	2
1.5	Certificate of Divestiture	2
1.6	Change in Control Event	2
1.7	Code	2
1.8	Compensation	2
1.9	Compensation Deferral Agreement	2
1.10	Compensation Deferrals	3
1.11	De Minimis Distribution	3
1.12	Disability	3
1.13	Distributable Event	3
1.14	Domestic Relations Order	3
1.15	Effective Date	3
1.16	Eligible Service Provider	3
1.17	ERISA	4
1.18	Interim Distribution Date	4
1.19	Investment Credits and Debits	4
1.20	Investment Preferences	4
1.21	Nonqualified Deferred Compensation Plan	4
1.22	Participant	4
1.23	Plan	4
1.24	Plan Administrator	4
1.25	Separation from Service	5
1.26	Service Recipient	5
1.27	Specified Employee	5
1.28	Spouse	6
1.29	Taxable Year	6
1.30	Trust	6
1.31	Trustee	6
1.32	Unforeseeable Emergency	6
1.33	Valuation Date	6
1.34	Without Good Cause	6

ARTICLE II

ELIGIBILITY AND PARTICIPATION		7
2.1	Eligibility	7
2.2	Participation	7
2.3	Compensation Deferral Agreement	7
2.4	Matching Credits and Discretionary Credits	8
2.5	Establishing a Reserve for Plan Liabilities	8

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS		8
3.1	Establishment of Accounts	8
3.2	Account Maintenance	9
3.3	Investment Credits and Debits	9
3.4	Participant Statements	10

ARTICLE IV

WITHHOLDING OF TAXES		11
4.1	Annual Withholding from Compensation	11
4.2	Withholding from Benefit Distributions	11

ii

ARTICLE V

VESTING		11
5.1	Vesting	11
5.2	Eligibility for Grandfathering	11

ARTICLE VI

PAYMENTS		12
6.1	Benefits	12
6.2	Separation from Service Payment	12
6.3	Conflict of Interest Divestiture	13
6.4	Death Benefit	13
6.5	Disability Benefit	14
6.6	Domestic Relations Order Payment	14
6.7	Unforeseeable Emergency Distribution	14
6.8	Election to Receive Interim Distributions	15
6.9	Beneficiary Designation	15
6.10	Delay in Distributions	16
6.11	Claims Procedure	16

ARTICLE VII

TERMINATION OF DEFERRALS		21
7.1	Unforeseeable Emergency	21
7.2	Following a Hardship Distribution	21
		21
ARTICLE VIII

PLAN ADMINISTRATION		21
8.1	Appointment	21
8.2	Duties of Plan Administrator	22
8.3	Service Recipient	22
8.4	Administrative Fees and Expenses	22
8.5	Plan Administration and Interpretation	23
8.6	Powers, Duties, Procedures	23
8.7	Information	23
8.8	Plan Administration Following a Change in Control Event	23

ARTICLE IX

TRUST FUND		24
9.1	Trust	24
9.2	Unfunded Plan	24
9.3	Assignment and Alienation	24

ARTICLE X

AMENDMENT AND PLAN TERMINATION		24
10.1	Amendment	24
10.2	Plan Termination	25
10.3	Plan Termination Following a Change in Control Event	25
10.4	Effect of Payment	25

ARTICLE XI

MISCELLANEOUS		25
11.1	Total Agreement	25
11.2	Employment Rights	26
11.3	Non-Assignability	26
11.4	Binding Agreement	26
11.5	Receipt and Release	26
11.6	Furnishing Information	26
11.7	Insurance	27
11.8	Governing Law	27
11.9	Headings and Subheadings	27

iii

PREAMBLE

The Service Recipient, by executing the Nonqualified Deferred Compensation Plan Adoption Agreement, hereby establishes or amends an unfunded Nonqualified Deferred Compensation Plan for a select group of management or highly compensated Service Providers.  Under the terms of the Plan, Eligible Service Providers may elect to defer receipt of their Compensation to a later Taxable Year.

Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan.  In addition, no Participant shall have any interest in any Service Recipient assets set aside as a source of funds to satisfy its benefit obligations under the Plan.  Participants shall have the status of general unsecured creditors of the Service Recipient and the Plan constitutes an unsecured promise by the Service Recipient to make benefit payments in the future.

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), and more particularly described in DOL Reg. 2520.104-23(d). This plan is also intended to comply with the requirements of IRC §409A, and the plan shall be interpreted and administered consistent with the above statement.

ARTICLE I

DEFINITIONS

1.1.                            Account  The bookkeeping account established for each Participant to record his or her benefit under the Plan.  Where the context so requires, references to the Participant’s Account, or to the Participant’s vested Account, shall mean the portion of the Account attributable to a specific Taxable Year for which a benefit is payable.

1.2.                            Adoption Agreement  The written instrument attached to this Basic Plan Document by which the Service Recipient establishes a Nonqualified Deferred Compensation Plan for Eligible Service Providers.

1.3.                            Beneficiary  An individual, individuals, trust or other entity designated by the Participant to receive his or her benefit in the event of the Participant’s death.  If more than one Beneficiary survives the Participant, the Participant’s benefit shall be divided equally among all such Beneficiaries, unless otherwise provided in the Beneficiary Designation form.  Nothing herein shall prevent the Participant from designating primary and contingent Beneficiaries.

1.4.                            Board  The Board of Directors of the Service Recipient or similar governing body if the Service Recipient has no Board of Directors.

1.5.                            Certificate of Divestiture  A written determination within the meaning of IRC §1043(b)(2).

1.6.                            Change in Control Event  A Change in Control as defined in Section IX(a) of the Adoption Agreement, which also qualifies as a Change in Ownership, Change in Effective Control, or Change in Ownership of a Substantial Portion of the Assets of the Service Recipient as defined within the meaning of IRC §409A.

1.7.                            Code  The Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.8.                            Compensation  Shall have the meaning elected by the Service Recipient in the Adoption Agreement.

1.9.                            Compensation Deferral Agreement  The written agreement between an Eligible Service Provider and the Service Recipient to defer receipt by the Eligible Service Provider of Compensation.  Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Eligible Service Provider’s Compensation and shall state the date on which the agreement is effective, as provided at Section 2.3.

1.10.                     Compensation Deferrals  That portion of an Eligible Service Provider’s Compensation which is deferred under the terms of this Nonqualified Deferred Compensation Plan.

1.11.                     De Minimis Distribution  Shall have the meaning elected by the Service Recipient in the Adoption Agreement.

1.12.                     Disability  A Participant shall be considered disabled if the Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Service Providers of the Participant’s Service Recipient.

1.13.                     Distributable Event  The events entitling a Participant or Beneficiary to a payment of benefits under the Plan, which shall include: Separation from Service; death; Disability; the occurrence of an Interim Distribution Date; the occurrence of an Unforeseeable Emergency; and Plan Termination following a Change in Control Event, if applicable; Plan Termination following a corporate dissolution or bankruptcy, if applicable; Plan Termination following termination of all deferred compensation arrangements of the same type, if applicable; a Change in Control Event; Conflict of Interest Divestiture; and Domestic Relations Order. Distribution resulting from a Separation of Service for a Specified Employee may not be made before the date which is six (6) months after the Separation from Service or, if earlier, the date of death of the Specified Employee.

1.14.                     Domestic Relations Order  Any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a participant and is made pursuant to a State domestic relations law (including a community property law).

1.15.                     Effective Date  The date selected in the Adoption Agreement as of which the Plan first becomes effective or is amended.

1.16.                     Eligible Service Provider  Any common-law employee, or non-employee director who provides services to the Service Recipient designated by the Service Recipient as eligible to participate in the Plan in accordance with Section 2.1.  Only those individuals who are part of a select group of management or highly compensated Eligible Service Providers, as determined by the Service Recipient in its sole discretion, may be designated as Eligible Service Providers under the Plan.

1.17.                     ERISA  The Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.18.                     Interim Distribution Date  The first day of a Taxable Year that is five (5) years, seven (7) years, or ten (10) years, as selected by the Participant at the time he or she files a Compensation Deferral Agreement for a given Taxable Year, from the end of the Taxable Year to which the Compensation Deferral Agreement applies, upon which a distribution may be made to the Participant in accordance with Section 6.8 hereof.

1.19.                     Investment Credits and Debits  Bookkeeping adjustments to Participants’ Accounts to reflect the hypothetical interest, earnings, appreciation, losses and depreciation that would be accrued or realized if assets equal to the value of such Accounts were invested in accordance with such Participants’ Investment Preferences.

1.20.                     Investment Preferences  Hypothetical investment funds or benchmarks made available to Participants by the Plan Administrator for purposes of valuing benefits under the Plan.

1.21.                     Nonqualified Deferred Compensation Plan  A plan, within the meaning of ERISA §201(2), the purpose of which is to permit a select group of management or highly compensated Eligible Service Providers to defer receipt of a portion of their Compensation to a future date.

1.22.                     Participant  An Eligible Service Provider who is currently deferring a portion of his or her Compensation under this Plan, or an Eligible Service Provider or former Eligible Service Provider who is still entitled to the payment of benefits under the Plan.

1.23.                     Plan  The Nonqualified Deferred Compensation Plan established by the Service Recipient under the terms of this Basic Plan Document and the accompanying Adoption Agreement.

1.24.                     Plan Administrator  The individual(s) or committee appointed by the Service Recipient (or, following a Change in Control Event, appointed by the individual who, immediately prior to such Change in Control Event, was the Chief Executive Officer or most senior officer who is also a Participant) to administer the Plan as provided herein.  If no such appointment is made, the Chief Executive Officer of the Service Recipient shall serve as the Plan Administrator.  In no event shall a Plan Administrator who is a Participant be permitted to make decisions regarding his or her benefits under this Plan.

1.25.                     Separation from Service  The voluntary or involuntary severing of employment from the Service Recipient and any entity or business with which the Service Recipient would be considered a single employer under Code §§414(b) and 414(c), for any reason other than Disability or death.  Where a service provider will continue to provide services for a service recipient (as an employee or in some other capacity), separation from service will not have occurred for purposes of §409A if (i) an employee continues to perform services as an employee at an annual rate that is at least equal to 20% of the average services rendered during the immediately preceding three full calendar years of employment (if employed less than three years, such lesser period), and the annual remuneration for such services is at least equal to 20% of the average annual remuneration earned by the employee during the final three full calendar years of employment (if employed less than three years, such lesser period); or (ii) where an employee continues to perform services for a service recipient  in a capacity other than as an employee, at an annual rate that is at least equal to 50% of the average services rendered during the immediately preceding three full calendar years of employment (if employed less than three years, such lesser period), and the annual remuneration for such services is at least equal to 50% of the average annual remuneration earned by the employee during the final three full calendar years of employment (if employed less than three years, such lesser period). A director shall, for purposes of the Plan, be deemed to have incurred a Separation from Service on the date the director is no longer a director or an employee of the Service Recipient and any entity or business with which the Service Recipient would be considered a single employer under Code §§414(b) and 414(c).

1.26.                     Service Recipient  The corporation or business entity identified in Section I of the Adoption Agreement, including any successor to such corporation or business that assumes the obligations of such corporation or business.  The term Service Recipient shall also include, where appropriate, any entity affiliated with the Service Recipient which adopts the Plan with the consent of the Service Recipient and is listed on Exhibit A attached to the Adoption Agreement.  Only the Service Recipient identified in Section I of the Adoption Agreement shall have the power to amend this Plan, serve as the Plan Administrator, or exercise any of the powers described in Section 8.3 hereof.

1.27.                     Specified Employee  A key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise. Key employees are identified based on the 12 month period ending on an identification date, as determined by the Service Recipient. All individuals who are considered to be key employees  under IRC §416(i) during the identification period must be treated as key employees for purposes of the plan during the 12 month period that begins on the first day of the 4th month following the close of the identification period. An identification date must be used consistently and any change to the identification date can not be effective for a period of at least 12 months.

1.28.                     Spouse  The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death.

1.29.                     Taxable Year  The 12-consecutive month period beginning each January 1 and ending each December 31.

1.30.                     Trust  The agreement, if any, between the Service Recipient and the Trustee under which assets may be delivered by the Service Recipient to the Trustee to offset liabilities assumed by the Service Recipient under the Plan.  Any assets held under the terms of the Trust shall be the exclusive property of the Service Recipient and shall be subject to the creditor claims of the Service Recipient with respect to whom such Trust has been established.  Participants shall have no right, secured or unsecured, to any assets held under the terms of the Trust.

1.31.                     Trustee  The institution named by the Service Recipient in the Trust agreement, if any, and any corporation which succeeds the Trustee by merger or by acquisition of assets or operation of law.

1.32.                     Unforeseeable Emergency  A severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, or a dependent (as defined in Code §152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.33.                     Valuation Date  The date on which Participant Accounts under the Plan are valued.  The Valuation Date shall be each business day of the Taxable Year on which the New York Stock Exchange and, if a Trust has been established in connection with the Plan, the Trustee are open for business.

1.34.                     Without Good Cause  A Participant’s involuntary Separation from Service from the Service Recipient shall be without good cause if it occurs for reasons other than the Participant’s commission of a crime involving dishonesty or moral turpitude (e.g., fraud, theft, embezzlement, deception, etc.); misconduct, including but not limited to insubordinate behavior, by the Participant in the performance of his or her job duties and responsibilities; any conduct by the Participant of a nature which reflects negatively upon the Service Recipient or which would prevent the Participant from being able to adequately perform his or her job duties and responsibilities (e.g., malicious, willful and wanton, or negligent conduct, etc.); the Participant’s failure to adequately perform his/her duties and responsibilities as such duties and responsibilities are, from time to time in the Service Recipient’s absolute discretion, determined; and the Participant’s breach of any of the Service Recipient’s established operating policies and procedures.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1                                           Eligibility  The Service Recipient will designate in the Adoption Agreement those persons who shall be considered Eligible Service Providers under the Plan.

2.2                                           Participation The Plan Administrator shall provide written notification to each Eligible Service Provider of his or her eligibility to participate in the Plan.

2.3                                           Compensation Deferral Agreement  In order to defer Compensation under the Plan for a given Taxable Year, an Eligible Service Provider must enter into a Compensation Deferral Agreement with the Service Recipient authorizing the deferral of all or part of the Participant’s Compensation for such Taxable Year.  The Compensation Deferral Agreement shall also specify the method of payment for benefits under the Plan and, if applicable, an Interim Distribution Date that shall apply with respect to any amounts credited to the Participant’s Account for such Taxable Year.

Notwithstanding anything to the contrary in this Plan, to make a Compensation Deferral for a Taxable Year, a Participant shall first have made the maximum pre-tax deferral permitted under the Employer’s tax qualified plan.

All Compensation Deferral Agreements must be completed prior to the first day of the Taxable Year to which they relate. A Service Provider, newly eligible for participation in the Plan, may make a deferral election within the first 30 days of participation in the plan. In no event shall a Participant be permitted to defer Compensation with respect to services performed before the date on which the Compensation Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.

In the case of any Performance Based Compensation, if elected by the Service Recipient in the Adoption Agreement, based on services performed over a period of at least twelve (12) months, a Compensation Deferral Agreement for Performance Based Compensation may be made no later than six months before the end of the period

Upon receipt of a properly completed and executed Compensation Deferral Agreement, the Plan Administrator shall notify the Service

Recipient to commence to withhold that portion of the Participant’s Compensation specified in the Agreement. In no event will the Participant be permitted to defer more or less than the amount(s) specified by the Service Recipient in the Adoption Agreement.

The Compensation Deferral Agreement shall remain in effect for the duration of the Taxable Year to which it relates unless terminated.

Subject to compliance with Section 409A of the Code, the Service Recipient shall have the right to terminate a Participant’s Compensation Deferral Agreement at any time upon written notice to the Participant. Such termination shall be effective of the first day of the next payroll period. In no event shall the Service Recipient have the right to terminate a Compensation Deferral Agreement with respect to Compensation already deferred. Notwithstanding anything in this Plan to the contrary, terminating a Participant’s Compensation Deferral Agreement is not a distributable event.

2.4                                                 Matching Credits and Discretionary Credits  The Service Recipient may adjust the Account of a Participant with matching or discretionary credits.  The amount of the Discretionary Credits and/or Matching Credits and the formula(s) for allocating such credits will be selected by the Service Recipient in the Adoption Agreement.

2.5                                           Establishing a Reserve for Plan Liabilities  The Service Recipient may, but is not required to, establish one or more Trusts to which the Service Recipient may transfer such assets as the Service Recipient determines in its sole discretion to assist in meeting its obligations under the Plan.  Any such assets shall be the property of the Service Recipient and remain subject to the claims of the Service Recipient’s creditors, to the extent provided under any Trust established with respect to such Service Recipient.  The Trustee shall have no duty to determine whether the amounts forwarded by the Service Recipient are the correct amount or that they have been transmitted in a timely manner.

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS

3.1.                            Establishment of Accounts  The Plan Administrator shall establish and maintain individual recordkeeping accounts on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. A Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any assets which may be set aside to satisfy the Service Recipient’s obligations under the Plan.

3.2.                            Account Maintenance  As of each Valuation Date, the Plan Administrator shall credit each Participant’s Account with the following:

(a)          An amount equal to any Compensation Deferrals made by the Participant since the last Valuation Date;

(b)         An amount equal to any Matching Credits or Discretionary Credits, and any forfeitures, if applicable, since the last Valuation Date; and

(c)          An amount equal to deemed Investment Credits under Section 3.3 below since the last Valuation Date.

As of each Valuation Date, the Plan Administrator shall debit each Participant’s Account with the following:

(d)         An amount equal to any distributions from the Plan to the Participant or Beneficiary since the last Valuation Date; and

(e)          An amount equal to deemed Investment Debits under Section 3.3 below since the last Valuation Date; and

(f)            An amount equal to any forfeitures incurred by the Participant since the last Valuation Date.

3.3.                            Investment Credits and Debits   The Accounts of Participants shall be adjusted for Investment Credits and Debits in accordance with this Section 3.3.

Participants shall have the right to specify one or more Investment Preferences in which their Compensation Deferrals, Matching Credits and Discretionary Credits shall be deemed to be invested.  The Investment Preferences shall be utilized solely for purposes of adjusting their Accounts in accordance with procedures adopted by the Plan Administrator. The Plan Administrator shall provide the Participant with a list of the available Investment Preferences.  From time to time, in the sole discretion of the Plan Administrator, the Investment Preferences available within the Plan may be revised. All Investment Preference selections must be denominated in whole percentages unless the Plan Administrator determines that lower increments are acceptable.  A Participant may make changes in the manner in which future Compensation Deferrals, Matching Credits and/or Discretionary Credits are deemed to be invested among the various Investment Preferences within the Plan in accordance with procedures established by the Plan Administrator.  A Participant may re-direct the manner in which earlier Compensation Deferrals, Matching Credits and/or Discretionary Credits, as well as any appreciation (or depreciation) to-date, are deemed to be invested among the Investment Preferences available in the Plan in accordance with procedures established by the Plan Administrator.

As of each Valuation Date, the Plan Administrator shall adjust the Account of each Participant for interest, earnings or appreciation (less losses and depreciation) with respect to the then balance of the Participant’s Account equal to the actual results of the Participant’s deemed Investment Preference elections.

All notional acquisitions and dispositions of Investment Preferences which occur within a Participant’s Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Plan Administrator shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly.  Accordingly, if a distribution or reallocation must occur pursuant to the terms of the Plan and all or some portion of the Account must be valued in connection with such distribution or reallocation (to reflect Investment Credits and Debits), the Plan Administrator may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes.

Notwithstanding anything to the contrary, any Investment Credits or Debits made to any Participant’s Account following a Plan Termination or a Change in Control Event shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Plan Termination or the Change in Control Event.

Notwithstanding the Participant’s deemed Investment Preference elections under the Plan, the Service Recipient shall be under no obligation to actually invest any amounts in such manner, or in any manner, and such Investment Preference elections shall be used solely to determine the amounts by which the Participant’s Account shall be adjusted under this Section 3.3.

3.4.                            Participant Statements   The Plan Administrator shall provide each Participant with a statement showing the credits and debits from his or her Account during the period from the last statement date.  Such statement shall be provided to Participants as soon as administratively feasible following the end of each Taxable Year and on such other dates as agreed to by the Service Recipient and the party maintaining Participant records.

ARTICLE IV

WITHHOLDING OF TAXES

4.1.                            Withholding from Compensation  For any Taxable Year in which Compensation Deferrals, Matching Credits and/or Discretionary Credits are made to or vested within the Plan (as applicable), the Service Recipient shall withhold the Participant’s share of FICA and other employment taxes from the portion of the Participant’s Compensation not deferred.  If deemed appropriate by the Service Recipient, the amount of compensation deferred pursuant to the Participant’s Compensation Deferral Agreement may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.

4.2.                            Withholding from Benefit Distributions  The Participant’s Service Recipient (or the Trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Service Recipient, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Service Recipient.

ARTICLE V

VESTING

5.1.                            Vesting  A Participant shall be immediately vested in (i.e., shall have a non-forfeitable right to) all Compensation Deferrals credited to his or her Account, including any Investment Credits or Debits associated therewith.  The Service Recipient shall specify in the Adoption Agreement the vesting provisions applicable to any Discretionary Credits or Matching Credits allocated to the Accounts of Participants. Upon a Distributable Event, except as otherwise provided under the Plan, any amount of the benefit payment credited to the Account of the Participant that is not vested shall be forfeited.  Forfeitures incurred by a Participant shall reduce the amounts credited to a Participant’s Account, but shall not be reallocated to the Accounts of other Participants unless otherwise specified in the Adoption Agreement.  A distribution for a Domestic Relations Order Payment under Section 6.6 shall be made from the Account of the Participant only to the extent it is vested.

5.2.                            Eligibility for Grandfathering  Any amount that is earned and vested in an account balance before January 1, 2005, plus any earnings with respect to such amounts, will be considered eligible for “grandfathering”, and, therefore, not subject to §409A, unless a “material modification” (as defined in §409A, its guidance or regulations) is made after October 3, 2004 with respect to such deferrals.

ARTICLE VI

PAYMENTS

6.1.                            Benefits  Except as otherwise provided under the Plan, a Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s vested Account at the time a Distributable Event occurs under the Plan with respect to such Participant or Beneficiary.  A Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s vested Account on the date a Distributions for the Domestic Relations Order Payments under Section 6.6 or distributions to comply with a Conflict of Interest Divestiture under Section 6.3. Such benefit shall be payable from the general assets of the Service Recipient.  In no event, will a Participant’s right to a benefit under this Plan give such Participant a secured right or claim on any assets set aside by the Service Recipient to meet its obligations under the Plan.   All payments from the Plan shall be subject to applicable tax withholding and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than sixty (60) days after the occurrence of the Distributable Event, except as otherwise provided herein. A payment will be treated as made upon the designated payment date if the payment is made by the later of (i) the first date that it is administratively practicable to make such payment on or after the designated payment date, or (ii) the end of the calendar year containing the designated date (or the end of the calendar year if only a year is designated).

6.2.                            Form of Benefit Payment  In the event of a Participant’s Separation from Service, the Participant’s vested Account shall be paid in the form of a cash lump sum or in annual cash payments (over a period of five (5), ten (10), or fifteen (15) years), as elected by the Participant. If applicable, the initial installment shall be based on the value of the Participant’s vested Account, measured on the date of his or her Separation from Service, and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed).  Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.  Notwithstanding the Participant’s election regarding the form of the Separation from Service Payment, the Service Recipient shall have the right to make a De Minimis Distribution, as elected by the Service Recipient in the Adoption Agreement, and pay the Participant’s or Beneficiary’s benefit or remaining benefit in a single lump sum payment.  Election of the form of the Separation from Service Payment must be provided to the Plan Administrator at the time the Participant first enters into a Compensation Deferral Agreement.

Payments made by reason of a Change in Control Event, shall be made in a cash lump sum.

A payment to a Specified Employee must be delayed for at least 6 months, or until death, if earlier.

If determined by the Service Recipient in the Adoption Agreement,  Participants may be permitted to subsequently elect a change in the timing or the form of the Separation from Service Payment, as previously selected, by submitting the appropriate form to the Plan Administrator. The Plan Administrator shall have sole and absolute discretion to decide whether such a request shall be approved but may approve no more than three such requests for any Participant, and such change in form shall be effective only if:

(a)          it does not accelerate the time or schedule of any payment;

(b)         such election does not take effect until at least twelve (12) months after the date on which the election is made;

(c)          such election is made not less than 12 months before a scheduled event; and

(d)         the first payment with respect to which such election is made is deferred for a period of five (5) years from the date such payment would otherwise have been made.

6.3.                            Conflict of Interest Divestiture  If it is necessary for a Participant to comply with a Certificate of Divestiture, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator, shall pay to the Participant the balance of the Participant’s vested Account in a single lump sum cash payment.  A Participant requesting a payment to comply with a Certificate of Divestiture shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Conflict of Interest Divestiture under the Plan.  If the Plan Administrator approves the request for a payment to comply with a Certificate of Divestiture, the distribution shall be made no later than sixty (60) days after the date of approval by the Plan Administrator.

6.4.                            Death Benefit  In the event of the Participant’s death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Participant’s Beneficiary shall receive the balance of the Participant’s vested Account in a single lump sum cash payment.

6.5.                            Disability Benefit  If a Participant suffers a Disability, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator, shall pay to the Participant the balance of the Participant’s vested Account in a single lump sum cash payment.  A Participant requesting a payment due to Disability shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Disability under the Plan.  If the request for a payment due to a Disability is approved, the distribution shall be made no later than sixty (60) days after the date of approval by the Plan Administrator.

6.6.                            Domestic Relations Order Payment  If it is necessary to comply with a Domestic Relations Order, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator, shall pay to the Spouse, former Spouse, child, or other dependent of the Participant, as specified in the Domestic Relations Order, the amount from the Participant’s vested Account required to fulfill the Domestic Relations Order in a single lump sum cash payment.  A Participant requesting a payment pursuant to a Domestic Relations Order shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Domestic Relations Order Payment under the Plan.  If, subject to the sole discretion of the Plan Administrator, the request for a payment due to a Domestic Relations Order is approved, the distribution shall be no later than sixty (60) days after the date of approval by the Plan Administrator. Notwithstanding the provisions of Section 6.4, in the event of the Participant’s death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Spouse, former Spouse, child, or other dependent of the Participant, as specified in the Domestic Relations Order, shall receive the amount from the Participant’s vested Account required to fulfill the Domestic Relations Order in a single lump sum cash payment.

6.7.                            Unforeseeable Emergency Distribution  If a Participant suffers an Unforeseeable Emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant that portion of his or her vested Account which the Plan Administrator determines is necessary to satisfy the emergency. The amounts distributed to the Participant as a result of an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay anticipated taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  A Participant requesting an Unforeseeable Emergency Distribution shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have complete discretion to determine whether the financial hardship of the Participant constitutes an Unforeseeable Emergency under the Plan.  If, subject to the sole discretion of the Plan Administrator, the request for a withdrawal is approved, the distribution shall be made within sixty (60) days of the date of approval by the Plan Administrator.

6.8.                            Election to Receive Interim Distributions  A Participant may make an irrevocable advance election, at the time he or she files a Compensation Deferral Agreement for a given Taxable Year, to have those Compensation Deferrals to which the agreement relates paid to him or her at an Interim Distribution Date designated by the Participant.  Any Matching Credits and/or Discretionary Credits attributable to such Compensation Deferrals that are vested as of the Interim Distribution Date shall also be payable.  Such Compensation Deferrals, vested Matching Credits and/or vested Discretionary Credits, adjusted to reflect Investment Credits and Debits, shall be payable in a single cash lump sum payment within sixty (60) days of such Interim Distribution Date.  The Participant’s selection of an Interim Distribution Date is irrevocable and must comply with the definition of Interim Distribution Date under Section 1.18  Notwithstanding a Participant’s advance election to designate an Interim Distribution Date or Dates, the amounts which would otherwise be subject to such Interim Distribution Date or Dates shall be distributable upon a Distributable Event pursuant to the Plan, if such Distributable Event occurs prior to any Interim Distribution Date.

6.9.                            Beneficiary Designation  A Participant shall have the right to designate a Beneficiary and to amend or revoke such designation at any time in writing.  Such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator.   If the Beneficiary is a minor or incompetent, benefits may be paid to a legal guardian, trustee, or other proper representative of the Beneficiary, and such payment shall completely discharge the Service Recipient and the Plan of all further obligations hereunder.

If no Beneficiary designation is made, or if the Beneficiary designation is held invalid, or if no Beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first of the below categories in which there is a survivor.  The categories of successor beneficiaries, in order, are as follows:

(a)          Participant’s Spouse;

(b)         Participant’s descendants, per stirpes (eligible descendants shall be determined by the intestacy laws of the state in which the decedent was domiciled);

(c)          Participant’s parents;

(d)         Participant’s brothers and sisters (including step brothers and step sisters); and

(e)          Participant’s estate.

6.10.                     Delay in Distributions  Payment of benefits under the Plan may be delayed without violating the IRC,§409A, or the applicable regulations, as follows, and as determined by the Service Recipient in the Adoption Agreement:

(a)          Payments subject to Code §162(m).  A payment may be delayed where the Service Recipient reasonably anticipates that a deduction with respect to the payment will be limited/eliminated by application of Code §162(m). In such an event, the payment will be made either at the earliest date at which the Service Recipient reasonably anticipates the deduction would not be limited/eliminated or the calendar year in which the Service Provider separates from service. In the event this provision is subsequently removed from the Plan, it must be effective only with respect to amounts deferred after the Plan is amended to remove the provision.

(b)         Payments that violate a loan covenant or similar contractual requirement.  A payment may be delayed if such payment would violate a loan covenant or other contractual requirement. In such an event, payment will be made in the first calendar year in which the employer reasonably anticipates that the payment would not violate such loan covenant or contractual requirement.

(c)          Payments that would violate Federal Securities law or other applicable law.  In such an event, payment will be made in the first calendar year in which the employer reasonably anticipates that the payment would not result in a violation of Federal Securities law or other applicable law.

6.11.                     Claims Procedure  All claims for benefits under the Plan, and all questions regarding the operation of the Plan, shall be submitted to the Plan Administrator in writing.  The Plan Administrator has sole discretion and authority to interpret and construe any provision of the Plan, and its decisions regarding claims for benefits hereunder are final and binding.

(a)          Presentation of Claim  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  The claim must state with particularity the determination desired by the Claimant.

Any claim by a Participant that a payment made under the Plan is inadequate or is less than the amount to which the Participant is entitled must be made in writing pursuant to the foregoing provisions of this Section within 180 days of the date of such payment.  Notwithstanding any other provision of the Plan, including the provisions of Section 5.1, a Participant shall forfeit all rights to any amounts claimed if the Participant fails to make claim as provided in the preceding sentence.

(b)         Notification of Decision  The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

i.)          that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

ii.)       that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

1)              the specific reason(s) for the denial of the claim, or any part of it;

2)              specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

3)              a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

4)              a description of the claim review procedure set forth in Section 6.11(c) below, including information regarding any applicable time limits and a statement regarding the Claimant’s right to bring an action under ERISA §502(a) following an adverse determination on review; and

5)              if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request.

The Plan Administrator will notify the Claimant of an adverse decision within ninety (90) days of the date the claim was received, unless the Plan Administrator determines there are special circumstances that require an extension of time in which to make a decision.  If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 90-day period.  The notice will include a description of the special circumstances requiring an extension of time and an estimate of the date it expects a decision to be made.  The extension shall not exceed an additional 90-day period.

If the adverse decision relates to a claim involving the Disability of the Participant, the Plan Administrator will notify the Claimant of an adverse decision within forty-five (45) days of the date the claim was received, unless the Plan Administrator determines that matters beyond its control require an extension of time in which to make a decision.  If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period.  The notice will include a description of the circumstances necessitating the extension and an estimate of the date it expects a decision to be made.  The extension shall not exceed an additional 30-day period unless, within the 30-day period the Plan Administrator again determines that more time is needed due to matters beyond its control, in which case notice of the need for not more than an additional thirty (30) days is provided to the Claimant before the first 30-day period expires. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  Any extension notice will include information regarding the standards on which a determination of Disability will be made, the outstanding issues which prevent a decision from being made, and any additional information which is needed in order to reach a decision.  The Claimant will have forty-five (45) days to supply any additional information.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her claim in accordance with this Section 6.11(b), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the claim, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

(c)          Review of a Denied Claim  Within sixty (60) days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim.  During the 60-day review period, the Claimant (or the Claimant’s duly authorized representative):

i.)        may review relevant documents;

ii.)             may submit written comments or other documents relating to the claim;

iii.)          may request access to and copies of all relevant documents, free of charge;

iv.)         may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

The Plan Administrator will consider all documents and other information submitted by the Claimant in reviewing its previous decision, including documents not available to or considered by it during its initial determination.

If the appeal relates to a determination of the Plan Administrator involving the Disability of the Participant, the Claimant will have one-hundred-eighty (180) days following receipt of a denial to file a written request for review.  In such event, no deference shall be given to the initial benefit determination, and the review shall be conducted by an appropriate fiduciary who is someone other than the individual who made the initial determination or a subordinate of such individual.  If the initial determination was based in whole or in part on a medical judgment, the reviewer shall consult with an appropriately trained and experienced health care professional, and shall disclose the identity of any experts who provided advice with regard to the initial decision.  The health care professional whose advice is sought during the appeal process will not be an individual who was consulted during the initial determination, nor a subordinate of such an individual.

(d)         Decision on Review  The Plan Administrator shall render its decision on   review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within one hundred twenty (120) days after such date. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 60-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  Such decision must be written in a manner calculated to be understood by the Claimant, and if the decision on review is adverse it must contain:

i.)              specific reasons for the decision;

ii.)           specific reference(s) to the pertinent Plan provisions upon which the decision was based;

iii.)        a statement that the Claimant may receive, upon request and free of charge, access to and copies of relevant documents and information;

iv.)       a statement describing any voluntary appeal procedures under the Plan and the Claimant’s right to bring an action under ERISA §502(a);

v.)          if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request;

vi.)       if the decision involved the Disability of the Participant, a statement  that the Claimant and the Plan may have other voluntary alternative dispute resolution options, such as mediation, and that the Claimant may find out what options are available by contacting the local U.S. Department of Labor Office and the state insurance regulatory agency; and

vii.)      such other matters as the Plan Administrator deems relevant.

If the appeal involves the Disability of the Participant, the decision of the Plan Administrator will be made within forty-five (45) days after the filing of the written request for review, unless special circumstances require additional time, in which case the Plan Administrator’s decision will be made within ninety (90) days after the date the request was filed. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her appeal in accordance with this Section 6.11(d), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the appeal, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

ARTICLE VII

TERMINATION OF DEFERRALS

7.1.                            Unforeseeable Emergency  If a Participant suffers an Unforeseeable Emergency, as defined herein, the Plan Administrator, in its sole discretion, may terminate any future Compensation Deferrals pertaining to compensation not yet earned required to be made pursuant to the Participant’s current Compensation Deferral Agreement.  If the petition for a termination of Compensation Deferrals is approved, it shall be effective upon the date of approval.  A Participant requesting a termination of Compensation Deferrals as a result of an Unforeseeable Emergency shall apply for the termination in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator shall have sole discretion to determine whether the financial hardship of the Participant constitutes an Unforeseeable Emergency under the Plan.  The Participant’s eligibility for Employer Matching Credits and/or Employer Discretionary Credits shall be similarly terminated.

7.2.                            Following a Hardship Distribution   If a Participant receives a hardship distribution under a qualified plan with a qualified cash or deferred arrangement under Section 401(k), the Participant’s future Compensation Deferrals pertaining to compensation not yet earned by the Eligible Service Provider shall be terminated as the Plan Administrator, in its complete and absolute discretion, determines. The Participant’s eligibility for Service Recipient Matching Credits and Service Recipient Discretionary Credits may be similarly terminated.

ARTICLE VIII

PLAN ADMINISTRATION

8.1.                            Appointment  The Plan Administrator shall serve at the pleasure of the Service Recipient, who shall have the right to remove the Plan Administrator at any time upon thirty (30) days written notice.  The Plan Administrator shall have the right to resign upon thirty (30) days written notice to the Service Recipient.

8.2.                            Duties of Plan Administrator  The Plan Administrator shall be responsible to perform all administrative functions of the Plan.  These duties include but are not limited to:

(a)          Communicating with Participants in connection with their rights and benefits under the Plan.

(b)         Reviewing Investment Preference elections received from Participants.

(c)          Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan.

(d)         Filing any returns and reports due with respect to the Plan.

(e)          Interpreting and construing Plan provisions and settling claims for Plan benefits.

(f)            Serving as the Plan’s designated representative for the service of notices, reports, claims or legal process.

(g)         Employing any agents such as accountants, auditors, attorneys, actuaries or any other professionals it deems necessary in the performance of any of its duties.

8.3.                            Service Recipient  The Service Recipient has sole responsibility for the establishment and maintenance of the Plan.  The Service Recipient through its Board shall have the power and authority to appoint the Plan Administrator, Trustee and any other professionals as may be required for the administration of the Plan.  The Service Recipient shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan.  The Service Recipient may delegate any of its powers to the Plan Administrator, Board member or a committee of the Board.

8.4.                            Administrative Fees and Expenses  All reasonable costs, charges and expenses incurred by the Plan Administrator or the Trustee in connection with the administration of the Plan or the Trust shall be paid by the Service Recipient.  If not so paid, such costs, charges and expenses shall be charged to the Trust, if any, established in connection with the Plan.  The Trustee shall be specifically authorized to charge its fees and expenses directly to the Trust. If the Trust has insufficient liquid assets to cover the applicable fees, the Trustee shall have the right to liquidate assets held in the Trust to pay any fees or expenses due.  Notwithstanding the foregoing, no Compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is a Service Provider of the Service Recipient.

8.5.                            Plan Administration and Interpretation  The Plan Administrator shall have complete discretionary control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan or any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan.  The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant.  Any individual serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Service Recipient, or other party.  The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.6.                            Powers, Duties, Procedures  The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursement and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.7.                            Information  To enable the Plan Administrator to perform its functions, the Service Recipient shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of Participants, their employment, retirement, death, Separation from Service, and such other pertinent facts as the Plan Administrator may require.

8.8.                            Plan Administration Following a Change in Control Event  Notwithstanding anything to the contrary in this Article VIII or elsewhere in the Plan or Trust, upon a Change in Control Event the individual serving as Chief Executive Officer immediately prior to such Change in Control Event, who is also a Participant in the Plan or if the Service Recipient has no Chief Executive Officer who is also a Participant in the Plan, the Service Recipient’s most senior officer who is also a Participant in the Plan, shall have the right to appoint an individual, third party, or committee to serve as Plan Administrator.  Such appointment shall be made in writing and copies thereof shall be delivered to the Board, to the existing Plan Administrator, to the Trustee, and to all Plan Participants.  The Trustee and all other service providers shall be entitled to rely fully on instructions received from the successor Plan Administrator and shall be indemnified to the fullest extent permitted by law for acting in accordance with the proper instructions of the successor Plan Administrator.

ARTICLE IX

TRUST FUND

9.1.                                 Trust  Coincident with the establishment of the Plan, the Service Recipient may establish a Trust for the purpose of accumulating assets which may, but need not be used, by the Service Recipient to satisfy some or all of its financial obligations to provide benefits to Participants under this Plan. Any trust created under this Section 9.1 shall be domiciled in the United States of America, and no assets of the Plan shall be held or transferred outside the United States. All assets held in the Trust shall remain the exclusive property of the Service Recipient and shall be available to pay creditor claims of the Service Recipient in the event of insolvency, to the extent provided under any Trust established with respect to such Service Recipient.  The assets held in Trust shall be administered in accordance with the terms of the separate Trust Agreement between the Trustee and the Service Recipient.

9.2.                                 Unfunded Plan  In no event will the assets accumulated by the Service Recipient in the Trust be construed as creating a funded Plan under the applicable provisions of ERISA or the Code, or under the provisions of any other applicable statute or regulation. Any funds set aside by the Service Recipient in Trust shall be administered in accordance with the terms of the Trust.

9.3.                                 Assignment and Alienation  No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan.  The Plan Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as may be required by law.

ARTICLE X

AMENDMENT AND PLAN TERMINATION

10.1.                                 Amendment  The Service Recipient shall have the right to amend this Plan without the consent of any Participant or Beneficiary hereunder, provided that no such amendment shall have the effect of reducing any of the vested benefits to which a Participant or Beneficiary has accrued a right as of the effective date of the amendment.  Notwithstanding the foregoing, the Service Recipient shall have the right to amend this Plan in any manner whatsoever without the consent of any Participant or Beneficiary to comply with the requirements of Code §409A and any binding guidance thereunder for the deferral of compensation even if such amendment has the affect of reducing a vested benefit or existing right of a Participant or Beneficiary hereunder.

10.2.                          Plan Termination  The Service Recipient may terminate or discontinue the Plan in whole or in part at any time as provided for in this Plan or as specified in the adoption agreement.  Upon Plan Termination, no further Compensation Deferrals, Discretionary Credits or Matching Credits shall be made except that the Service Recipient shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination (following any adjustments to such Accounts in accordance with Article III hereof).  If the Plan is terminated in accordance with this Section 10.2, the Plan Administrator shall make distribution of the Participant’s vested benefit in a lump sum cash payment.  A Participant’s vested benefit shall be adjusted to reflect Investment Credits and Debits for all Valuation Dates between Plan Termination and the occurrence of a Participant’s Distributable Event.

10.3.                          Plan Termination Following a Change in Control Event  If determined by the Service Recipient in the Adoption Agreement, a Change in Control Event constitutes a Plan Termination and the Plan will be terminated.  Upon Plan Termination Following a Change in Control Event, no further Compensation Deferrals or Service Recipient Discretionary Credits or Service Recipient Matching Credits shall be made, and  the Service Recipient shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination  (following any final adjustments to such Accounts in accordance with Article III hereof).  If the Plan is terminated in accordance with this Section 10.3, the Plan Administrator shall make distribution of the Participant’s vested benefit as soon as possible following such termination.

10.4.                          Effect of Payment  The full payment of the balance of a Participant’s vested Account under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant’s Compensation Deferral Agreements shall terminate.

ARTICLE XI

MISCELLANEOUS

11.1.                          Total Agreement  This Plan and the executed Adoption Agreement, Compensation Deferral Agreement, Beneficiary designation and other administration forms shall constitute the total agreement or contract between the Service Recipient and the Participant regarding the Plan.  No oral statement regarding the Plan may be relied upon by the Participant. The Service Recipient or Plan Administrator shall have the right to establish such procedures as are necessary for the administration or operation of the Plan or Trust, and such procedures shall also be considered a part of the Plan unless clearly contrary to the express provisions thereof.

11.2.                          Employment Rights  Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or Account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Service Recipient or any other legal or equitable right against the Service Recipient except as provided in the Plan.  In no event shall the terms of employment of any Service Provider be modified or in any way be affected by the Plan.

11.3.                          Non-Assignability  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

11.4.                          Binding Agreement  Any action with respect to the Plan taken by the Plan Administrator or the Service Recipient or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Service Recipient or other authorized party shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

11.5.                          Receipt and Release  Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Service Recipient, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including not being the age of majority) to give a valid receipt and release, the Plan Administrator may cause payment or payments becoming due to such person to be made to a legal guardian, trustee, or other proper representative of the Participant or Beneficiary without responsibility on the part of the Plan Administrator, the Service Recipient or the Trustee to follow the application of such funds.

11.6.                          Furnishing Information  A Participant or his or her Beneficiary will cooperate with the Plan Administrator or any representative thereof by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

11.7.                          Insurance  The Service Recipients, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as they may choose.  The Service Recipients or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Service Recipients shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Service Recipients have applied for insurance.

11.8.                          Governing Law  Construction, validity and administration of this Plan shall be governed by applicable Federal law and under the laws of the State of Georgia.  If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.9.                          Headings and Subheadings  Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the interpretation of the provisions hereof.

NONQUALIFIED DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

The Service Recipient named below hereby establishes a Nonqualified Deferred Compensation Plan for Eligible Service Providers as provided in this Adoption Agreement and the Basic Plan Document.

I               Service Recipient Information

(a)           Name and Address of Service Recipient sponsoring the Plan:

SI International, Inc.

12012 Sunset Hills Road, Suite 800

Reston, VA  20190-5869

(b)                                 Telephone Number                      7 0 3 – 2 3 4 – 7 0 0 3

(c)                                  Tax ID Number:                            5 2 – 2 1 2 7 2 7 8

(d)                                 Name of Plan:                                SI International Deferred Compensation Plan

(e)                                  Tax Year End:                                12/31

II             Definitions

(a)                                  Compensation:  Compensation under the Plan is defined as (select one or more):

(i)                                     ☒           Regular Salary: The Participant’s gross income paid by the Service Recipient during the Taxable Year as reportable on Internal Revenue Service Form W-2, including amounts excludible from gross income which are contributed by the Participant on a pre-tax basis to a salary reduction retirement or welfare plan (including amounts contributed to this Plan), but excluding Commissions, Bonus, Director Fees, or other amounts not part of his or her Regular Salary.

(ii)                                  ☒           Bonus.

(iii)                               ☒           Performance Based Compensation: Income where the payment or the amount is contingent on the satisfaction of organizational or individual performance criteria, and the performance criteria are not substantially certain to be met at the time a deferral election is permitted.  Performance Based Compensation must be based on services performed over a period of at least 12 months where the Compensation Deferral Agreement to defer such compensation is to be made no later than 6 months before the end of the service period.

Performance Based Compensation may include payments based upon subjective performance criteria, but:

(1)          any subjective performance criteria must relate to the performance of the Service Provider, a group of Service Providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire organization); and

1

(2)          the determination that any subjective performance criteria have been met must not be made by the Participant or a family member of the Participant (as defined in IRC § 267(c)(4) applied as if the family of an individual includes the Spouse of any member of the family).

Performance Based Compensation may also include payments based on performance criteria that are not approved by a compensation committee of the Board or by the stockholders or members of the Service Recipient. Notwithstanding the foregoing, Performance Based Compensation does not include any amount or portion of any amount that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria is established, or that is based solely on the value of, or appreciation in value of, the Service Recipient or the stock of the Service Recipient.

(iv)                              ☒           Commissions.

(v)                                 ☒           Director Fees.

(b)                                 De minimis Distributions (select one):

(i)                                     ☒           The Service Recipient shall not have the right to make De minimis Distributions.

(ii)                                  ☐            The Service Recipient shall have the right to make De minimis Distributions, and, notwithstanding the Participant’s election regarding the Separation from Service Payment, the Service Recipient shall have the right to pay the Participant’s benefit in a single lump sum payment, provided that:

(1)          the payment accompanies the termination of the entirety of the Participant’s interest in the Plan

(2)          the payment is made on or before the later of the last day of the Taxable Year in which Participant’s Separation from Service occurred or within two-and-one-half (2½) months after the Participant’s Separation from Service from the Service Recipient.

(3)          The payment is not greater than $10,000.

(c)                                  Effective Date (select one):

(i)                                     ☐            This is a new Plan and the Effective Date will be _________________________.

(ii)                                  ☒           This is an amended and/or restated Plan. The Plan was previously amended and restated effective as of January 1, 2005, for amounts deferred after December 31, 2004 within the meaning of Section 409A of the Code.  Amounts deferred prior to January 1, 2005, and eligible for grandfathering under Section 5.2 of the basic plan, shall be administered under the Plan as in effect prior to January 1, 2005 amendment and restatement.  The provisions of the Plan pursuant to this amendment and restatement shall be effective as of January 1, 2007.

(d)                                   Compensation Earned During Final Payroll

☒                             Compensation that is attributable to services performed during the final payroll period of a service provider’s taxable year, and payable in the subsequent taxable year, will be treated as compensation earned in that subsequent taxable year for purposes of applying the deferral election timing rules of IRC §409A. (If this section is not elected, then such compensation will be treated as compensation for the year in which it was earned.)

2

III                                    Eligibility

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Service Recipient adopting this Plan should consult with counsel regarding eligibility under the “select group” standard.

An individual shall be an Eligible Service Provider as follows (select one or more):

(a)                                  ☒           If he or she is designated as an Eligible Service Provider by resolution of the Board of the Service                    Recipient.

(b)                                 ☒           If he or she is designated, in writing, as an Eligible Service Provider by the Chief Executive Officer, provided that the Plan continues to constitute a plan for a select group of management or highly compensated employees.  The Chief Executive Officer will not vote or act on any matter regarding eligibility that relates solely to himself or herself.

(c)                                  ☒           If he or she occupies one of the following positions:
Director or above.

(d)                                 ☐            If his or her Compensation for a Taxable Year is expected to be greater than $____________________.

(e)                                  ☐            If he or she is an Eligible Service Provider, as defined in III (a), (b) (c) or (d) above, of an Additional Adopting Service Recipient as listed on Exhibit A attached to this Adoption Agreement and is otherwise defined as an Eligible Service Provider under the Plan.

IV            Compensation Deferrals (select one or more):

(a)                                  ☐            A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a minimum of (select one or more):

(i)                                     ☐            _______________% of a Participant’s Regular Salary

(ii)                                  ☐            _______________% of a Participant’s Bonus

(iii)                               ☐            _______________% of a Participant’s Performance Based Compensation

(iv)                              ☐            _______________% of a Participant’s Commissions

(v)                                 ☐            _______________% of a Participant’s Director Fees

(b)                                                 A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a maximum of (select one or more):

(i)	☒	100	% of a Participant’s Regular Salary

(ii)	☒	100	% of a Participant’s Bonus

(iii)	☒	100	% of a Participant’s Performance Based Compensation

(iv)	☒	100	% of a Participant’s Commissions

(v)	☒	100	% of a Participant’s Director Fees

(c)                                                  A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a minimum of (select one or more):

(i)                                     ☐            $_______________ of a Participant’s Regular Salary

(ii)                                  ☐            $_______________ of a Participant’s Bonus

3

(iii)                               ☐            $_______________ of a Participant’s Performance Based Compensation

(iv)                              ☐            $_______________ of a Participant’s Commissions

(v)                                 ☐            $_______________ of a Participant’s Director Fees

(d)                                                 A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a maximum of (select one or more):

(i)                                     ☐            $_______________ of a Participant’s Regular Salary

(ii)                                  ☐            $_______________ of a Participant’s Bonus

(iii)                               ☐            $_______________ of a Participant’s Performance Based Compensation

(iv)                              ☐            $_______________ of a Participant’s Commissions

(v)                                 ☐            $_______________ of a Participant’s Director Fees

To make a Compensation Deferral for a Taxable Year, a Participant shall have made the maximum per-tax deferral permitted under the Employer’s tax qualified plan.

V             Matching Credits

(a)                                  Matching Credits shall be determined in accordance with one or more of the following methods (select one or more):

(i)                                     ☐            The Service Recipient shall credit to the Account of each Participant __________% of such Participant’s Compensation Deferrals.  Matching Credits shall be made based on Compensation Deferrals made each (select one):

(1)                                  ☐            pay period

(2)                                  ☐            Taxable Year

(3)                                  ☐            Other (specify):

________________________________

(ii)                                  ☐            The Service Recipient shall credit to the Account of each Participant __________% of the first __________% of such Participant’s Compensation Deferrals, plus __________% of the next __________% of such Participant’s Compensation Deferrals, plus _________% of the next __________% of such Participant’s Compensation Deferrals.  Matching Credits shall be made based on Compensation Deferrals made each (select one):

(1)                                  ☐            Pay period

(2)                                  ☐            Taxable Year

(3)                                  ☐            Other (specify):

________________________________

(iii)                               ☒           An amount determined and made at a time in the discretion of the Service Recipient.

(b)                                 Limitations on Matching Credits (select one or more):

(i)                                     ☐            The Matching Credit shall not exceed $_______________ for any Participant.

(ii)                                  ☐            The Service Recipient shall not provide a Matching Credit for any Compensation Deferral in excess of __________% of the Participant’s Compensation.

(c)                                  Eligibility for Matching Credit (select one or more):

(i)                                     ☐            All Participants who have completed at least __________ hours of employment during the Taxable Year.

(ii)                                  ☐            All Participants employed on the last day of a Taxable Year.

4

(iii)                               ☐            All Participants who satisfy the following conditions:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

(iv)                              ☒           No eligibility conditions.  All Participants who make Compensation Deferrals are eligible for Matching Credits.

VI                                   Discretionary Credits

(a)           Amount of Discretionary Credit (select one or more):

(i)                                     ☒           An amount determined at the discretion of the Service Recipient, which need not be uniform as to Participants.

(ii)                                  ☐            An amount determined by the following formula:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

(b)           Eligibility for Discretionary Credit (select one or more):

(i)                                     ☐            All Participants who have completed at least __________ hours of employment during the Taxable Year.

(ii)                                  ☐            All Participants employed on the last day of a Taxable Year.

(iii)                               ☐            All Participants who satisfy the following conditions:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

(iv)                              ☒           No eligibility conditions.  All Participants who are Eligible Service Providers of the Service Recipient during the Taxable Year are eligible for Discretionary Credits.

VII                               Changing the Form and Timing of Installment Distributions

☒                     Participants are not permitted to subsequently elect a change in the timing or the form of the Separation from Service Payment for any Taxable Year.

☐                        Participants may be permitted to subsequently elect a change in the timing or the form of the Separation from Service Payment, as previously selected, by submitting the appropriate form to the Plan Administrator, provided (select one):

(1)        ☐                                              Single Stream Payments. All the installments are treated as a single payment whereby the 5 year extension is determined by the first scheduled payment.

(2)       ☐                                                 Separate Payment Stream.  To the extent that each installment is a separately identifiable and objectively determinable amount that a participant is entitled to receive under a plan on a determinable date, each installment is treated as a separate payment whereby the 5 year extension is determined independently for each payment.

5

VIII         Vesting and Forfeitures (select one or more):

(a)                                  ☐            A Participant’s entire Account shall be 100% vested at all times.

(b)                                 ☐            A Participant’s vesting schedule can be accelerated at the discretion of the Plan Administrator if such a change in vesting schedule is in writing.  The Plan Administrator will not vote or act on any matter regarding Vesting and Forfeitures that relates solely to himself or herself.

(c)                                  ☒           The Participant shall at all times be one hundred percent (100%) vested in his or her Compensation Deferrals, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such Compensation Deferrals due to Investment Credits and Debits.  The Participant shall vest in Matching Credits and/or Discretionary Credits, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such amounts due to Investment Credits and Debits, pursuant to the vesting schedule shown below (select one).

(i)                                     ☐            Service Year Vesting

Years of Service	Vesting Percentage

%

%

%

%

%

For purposes of the above schedule, a Participant shall earn a Year of Service as follows:

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

(ii)                                  ☒           Class Year Vesting

Class Years	Vesting Percentage

0-3	0%

3 and above	100%

%

%

%

The vesting schedule described above shall apply separately with respect to any amounts credited to a Participant’s Account during a given Taxable Year.

For purposes of the above schedule, a Participant shall earn a Class Year on each one-year anniversary of the end of the Taxable Year with respect to which the credits relate.  For example, credits attributable to the Taxable Year ending 2005 will vest one Class Year for the applicable amount on December 31, 2006.

6

 (d)                              ☒           A Participant’s entire Account shall become 100% vested upon (select one or more):

(i)                                     ☒           The Participant’s death

(ii)                                  ☒           The Participant’s Disability

(iii)                               ☒           The Participant’s attainment of age   60

(iv)                              ☒           A Change in Control

(v)                                 ☐            A Conflict of Interest Divestiture

(vi)                              ☐            The Participant’s involuntary Separation from Service Without Good Cause by the Service Recipient.

(e)                                  ☐            A Participant who is otherwise vested in accordance with this Section VII shall nevertheless forfeit his or her vested Account other than Compensation Deferrals, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such Compensation Deferrals due to Investment Credits and Debits under the following circumstances (please specify):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(f)                                    ☐            Any forfeitures under the Plan shall be credited to the Account of each Participant other than the Participant whose Account generated the forfeiture in the same proportion that each such Participant’s Account as of the end of the Taxable Year in which the forfeiture occurred bears to the Accounts of all such Participants as of the same date.

IX            Change in Control and Change in Control Event

(a)                                  ☒           For purposes of Section 1.6 of the Basic Plan Document and Section VIII(d) of this Adoption Agreement, Change in Control shall mean the earliest to occur of the following :

(i)                                     The consummation of any transaction or series of transactions as a result of which any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than an “Excluded Person” (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Employer or any successor or surviving corporation of any merger, consolidation or reorganization involving the Employer (the “Voting Securities”).  The term “Excluded Person” means any one or more of the following:  (i) the Employer or any majority-owned subsidiary of the Employer, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Employer or (B) any majority-owned subsidiary of the Employer, (iii) any Person who as of the Effective Date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

(ii)                                  A merger, consolidation or reorganization involving the Employer as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization;

7

(iii)                               The sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a majority-owned subsidiary of the Employer); or

(iv)                              during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each person who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period or who were directors previously so approved.

(b)                                 ☐            Change of Control shall mean:

___________________________________________________

___________________________________________________

__________________________________________________

(c)                                  The occurrence of a Change in Control Event shall (select one):

(i)                                     ☐            not, under any circumstances, including the discretion of the Service Recipient, constitute a Plan Termination Following a Change in Control Event.

(ii)                                  ☐            constitute a Plan Termination Following a Change in Control Event.

(iii)                               ☒           may constitute a Plan Termination following a Change in Control Event, at the discretion of the Service Recipient, within 12 months of a Change in Control Event.

(iv)                              ☒           shall constitute a Distributable Event within the meaning of 1.13 of the Basic Plan Document.

X.                                    Plan Terminations  In addition to the option elected pursuant to a Change in Control Event, above, the Service Recipient may terminate the Plan (select one or more) :

☐                                    Following a Corporate Dissolution or with the approval of a Bankruptcy Court.

☒                                  Following termination of all arrangements of the same type as the Deferral Agreement

XI.           Distributions (select one or more).

☒           Within 12 months after a Plan Termination following a Change in Control Event.

☐                                    Within 12 months after a Plan Termination following a Corporate Dissolution or with the approval of a Bankruptcy Court.

☒                                  After a Plan Termination following termination of all arrangements of the same type as the Deferral Agreement. (1) all plans of the same type must be terminated with respect to all participants, (2) no payments (other than ordinary course payments that would have been made had the plan not terminated) may be made within 12 months of the plan termination, (3) all payments are to be made within 24 months of the plan termination, and (4) no new similar plan may be adopted for five years.

8

  XII.         Delay in Distributions (select one or more).

☒                                  Payments subject to Code §162(m).  A payment may be delayed where the Service Recipient reasonably anticipates that a deduction with respect to the payment will be limited/eliminated by application of Code §162(m). In such an event, the payment will be made either at the earliest date at which the Service Recipient reasonably anticipates the deduction would not be limited/eliminated or the calendar year in which the Service Provider separates from service. In the event this provision is subsequently removed from the Plan, it must be effective only with respect to amounts deferred after the Plan is amended to remove the provision.

☒                                  Payments that violate a loan covenant or similar contractual requirement.  A payment may be delayed if such payment would violate a loan covenant or other contractual requirement. In such an event, payment will be made in the first calendar year in which the employer reasonably anticipates that the payment would not violate such loan covenant or contractual requirement.

☒                                  Payments that would violate Federal Securities law or other applicable law.  In such an event, payment will be made in the first calendar year in which the employer reasonably anticipates that the payment would not result in a violation of Federal Securities law or other applicable law.

XIII.      Signatures

This Nonqualified Deferred Compensation Plan, including this Adoption Agreement, has been designed to permit Participants to defer Federal and state income tax on amounts credited to their Accounts until a later Taxable Year.  The Service Recipient adopting this Plan should consult with tax counsel regarding the consequences of adopting this Plan to both the Service Recipient and Service Providers and the effect an amendment or restatement of an existing plan using this Plan Document may have, if any, under Code §409A on previously deferred amounts.  Registration of interests under this Nonqualified Deferred Compensation Plan may be required under securities law.  Independent legal counsel should be consulted with respect to securities law issues.  By executing this Adoption Agreement, the Service Recipient acknowledges that no representations or warranties as to the tax or securities law consequences to the Service Recipient and Participants of the operation of this Plan have been made by the entity who has provided this Plan document and Adoption Agreement.

The Plan and this accompanying Adoption Agreement were adopted by the Service Recipient the ___ day of December, 2006.

Executed for the Service Recipient by:	Thomas E. Dunn

Title of Individual:	EVP, Chief Financial Officer and Treasurer

Signature:	/s/ THOMAS E. DUNN

9

EXHIBIT A

ADDITIONAL ADOPTING SERVICE RECIPIENTS

In accordance with paragraph 1.26 of the Basic Plan Document, the Service Recipient has consented to allow the following entities to participate in the Plan:

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

10